Exhibit 1.1

BIOMEA FUSION, INC.

EQUITY DISTRIBUTION AGREEMENT

November 25, 2022

PIPER SANDLER & CO.

U.S. Bancorp Center

800 Nicollet Mall

Minneapolis, Minnesota 55402

Ladies and Gentlemen:

As further set forth in this agreement (this “Agreement”), Biomea Fusion, Inc., a company organized under the laws of Delaware (the “Company”), proposes to issue and sell from time to time through Piper Sandler & Co. (the “Agent”), as sales agent, the Company’s common stock, par value $0.0001 per share (the “Common Stock”) (such shares of Common Stock to be sold pursuant to this Agreement, the “Shares”) on terms set forth herein. Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in Section 2 of this Agreement on the number of Shares issued and sold under this Agreement shall be the sole responsibility of the Company, and the Agent shall have no obligation in connection with such compliance.

The Company hereby confirms its agreement with the Agent with respect to the sale of the Shares. If the Company has no subsidiaries, all other references to the subsidiaries or any of them in this Agreement shall be disregarded.

1. Representations and Warranties of the Company.

(a) The Company represents and warrants to, and agrees with, the Agent that as of the date of this Agreement, each Representation Date (as defined in Section 3(o) below), each date on which a Placement Notice (as defined in Section 2(a)(i) below) is given (each, a “Notice Date”), each date on which Shares are sold hereunder (each, an “Applicable Time”), and each Settlement Date (as defined in Section 2(a)(vii) below) as follows:

(i) Registration Statement and Prospectus. The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-267884), including a base prospectus, relating to certain securities, including the Common Stock, to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement to the base prospectus included as part of such registration statement specifically relating to the Shares (the “Prospectus Supplement”). The Company has furnished to the Agent, for use by Agent, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Shares. The Company may file one or more additional registration statements from time to time that will contain a base prospectus and related prospectus or prospectus supplement, if applicable (which shall be a Prospectus Supplement), with respect to the Shares. Except where the context otherwise requires, such registration statement, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B or 462(b) of the Securities Act, is herein called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act (“Rule 433”), relating to the Shares, if any, that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i), in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”). The Company’s obligations under this Agreement to furnish, provide, deliver or make available (and all other references of like import) copies of any filing, report or statement shall be deemed satisfied if the same is filed with the Commission through EDGAR or any successor system.

(ii) Continuing Effectiveness of Registration Statement. The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, contemplated or threatened by the Commission. The Company meets the requirements for use of Form S-3 under the Securities Act. The sale of the Shares hereunder meets the requirements of General Instruction I.B.1. or I.B.6., as applicable, of Form S-3.

(iii) No Material Misstatements or Omissions. The Prospectus when filed complied, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act. Each of the Registration Statement, any Rule 462(b) Registration Statement, the Prospectus and any post-effective amendments or supplements thereto, at the time it became effective or its date, as applicable, and as of each Settlement Date (as defined in Section 2(a)(vii) below), complied in all material respects with the Securities Act, and as of each effective date and each Applicable Time, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, did not and, as of each Applicable Time, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to the Agent furnished to the Company in writing by the Agent expressly for use therein. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

(iv) Eligible Issuer. The Company is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Shares contemplated by the Registration Statement; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Securities Act) related to the offering of the Shares contemplated hereby is solely the property of the Company.

(v) Emerging Growth Company. Except as otherwise disclosed in the Registration Statement and the Prospectus, from the time of initial filing of the Registration Statement to the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act.

(vi) Financial Statements. The financial statements (including the related notes and supporting schedules, if any, thereto) of the Company and, if applicable, its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the financial position of the Company and, if applicable, its consolidated subsidiaries as of the dates indicated and the results of its operations and the changes in its cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) in the United States applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein; and the other financial information included in the Registration Statement and the Prospectus has been derived from the accounting records of the Company and, if applicable, its consolidated subsidiaries and presents fairly in all material respects the information shown thereby; all disclosures included or incorporated by reference in the Registration Statement and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. There are no financial statements or supporting schedules (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement or the Prospectus that are not so included as required.

(vii) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus and, except as disclosed or incorporated by referenced in the Registration Statement and the Prospectus, (i) there has not been any change in the capital stock (other than the issuance of shares of Common Stock upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement and the Prospectus), short-term debt or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company or any of its subsidiaries on any class of capital stock, or any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(viii) Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdiction of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their ownership or lease of property or the conduct of their business requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the business in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Company’s most recent Annual Report on Form 10-K.

(ix) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement and the Prospectus; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights that have not been duly waived or satisfied; except as described in or expressly contemplated by the Registration Statement and the Prospectus; there are no outstanding rights (including, without limitation, pre-emptive rights that have not been duly waived or satisfied), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any of its subsidiaries, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus; and all of the issued shares of capital stock or other ownership interest of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as would not, individually or in the aggregate, result in a Material Adverse Effect.

(x) Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to equity incentive or other stock-based compensation plans of the Company (the “Company Equity Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and, to the knowledge of the Company (other than with respect to due execution and delivery by the Company), the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Equity Plans, and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company. Each Company Equity Plan is accurately described in all material respects in the Registration Statement and the Prospectus.

(xi) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(xii) Authority to Enter into this Agreement. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company.

(xiii) The Shares. The Shares to be issued and sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and nonassessable and will conform to the descriptions thereof in the Registration Statement and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights that have not been duly waived or satisfied.

(xiv) Exchange Act Registration and Listing of the Common Stock. The shares of Common Stock are registered pursuant to Section 12(b) of the Exchange Act and listed on The Nasdaq Stock Market LLC (the “Exchange”); the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Exchange, nor has the Company received any notification that the Commission or Exchange is contemplating terminating such registration or listing.

(xv) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or asset of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xvi) No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and the consummation by the Company of the transactions contemplated by this Agreement or the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xvii) No Consents Required. No consent, filing, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and the consummation by the Company of the transactions contemplated by this Agreement, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the Exchange, and under applicable state securities laws in connection with the purchase and distribution of the Shares by or through the Agent.

(xviii) Legal Proceedings. There are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; no such Actions are threatened or, to the knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement or the Prospectus that are not so described in the Registration Statement and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement and the Prospectus.

(xix) Independent Accountants. Deloitte & Touche LLP, or other independent accountants satisfactory to the Agent (the “Accountants”), who has certified certain financial statements of the Company and, if applicable, its consolidated subsidiaries is an independent registered public accounting firm with respect to the Company and, if applicable, its consolidated subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(xx) Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple (in the case of real property) to, or has valid rights to lease or otherwise use, all items of real and personal property that are necessary to the business of the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(xxi) Title to Intellectual Property. The Company and its subsidiaries own, co-own, or possess valid and enforceable licensed rights to use, all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, trade dress, designs, data, database rights, Internet domain names, copyrights, works of authorship, licenses, proprietary information and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted and as proposed to be conducted (collectively, “Intellectual Property”), and the conduct of their respective businesses does not and will not infringe, misappropriate or otherwise conflict with any such rights of others. The Intellectual Property of the Company has not been adjudged by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part, and the Company is unaware of any facts which would form a reasonable basis for any such adjudication. The Company and its subsidiaries have not received any notice of any claim of infringement, misappropriation or conflict with any intellectual property rights of another, and the Company is unaware of any facts which would form a reasonable basis for any such notice or claim. To the Company’s knowledge: (i) there are no third parties who have rights to any Intellectual Property, including no liens, security interests, or other encumbrances, except for customary reversionary rights of third-party licensors with respect to Intellectual Property that is disclosed in the Registration Statement and the Prospectus, including the documents incorporated by reference therein (“Disclosure Documents”) as owned or co-owned by or licensed to the Company or its subsidiaries; and (ii) there is no infringement by third parties of any Intellectual Property. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others: (A) challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (B) challenging the validity, enforceability or scope of any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; or (C) asserting that the Company or its subsidiaries infringe, misappropriate, or otherwise violate, or would, upon the commercialization of any product or service described in the Disclosure Documents as under development, infringe, misappropriate, or otherwise violate, any intellectual property rights of others, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim. The Company and its subsidiaries have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or its subsidiaries, and all such agreements are in full force and effect. To the Company’s knowledge, there are no material defects in any of the patents or patent applications included in the Intellectual Property. The Company and its subsidiaries have taken all reasonable steps to protect, maintain and safeguard their Intellectual Property, including the execution of appropriate nondisclosure, confidentiality agreements and invention assignment agreements and invention assignments with their employees, and no employee of the Company is in or has been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement, or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company. The duty of candor and good faith as required by the United States Patent and Trademark Office during the prosecution of the United States patents and patent applications included in the Intellectual Property have been complied with; and in all foreign offices having similar requirements, all such requirements have been complied with. None of the Company owned Intellectual Property or technology (including information technology and outsourced arrangements) employed by the Company or its subsidiaries has been obtained or is being used by the Company or its subsidiary in violation of any contractual obligation binding on the Company or its subsidiaries or any of their respective officers, directors or employees or otherwise in violation of the rights of any persons. The product candidates described in the Disclosure Documents as under development by the Company or its subsidiaries fall within the scope of the claims of one or more patents or patent applications owned by, or exclusively licensed to, the Company or its subsidiaries.

(xxii) Trade Secrets. The Company and its subsidiaries have taken reasonable and customary actions to protect their rights in and prevent the unauthorized use and disclosure of material trade secrets and confidential business information (including confidential source code, ideas, research and development information, know-how, formulas, compositions, technical data, designs, drawings, specifications, research records, records of inventions, test information, financial, marketing and business data, customer and supplier lists and information, pricing and cost information, business and marketing plans and proposals) owned by the Company and its subsidiaries, and, to the knowledge of the Company, there has been no unauthorized use or disclosure.

(xxiii) IT Assets, Data Privacy and Security. The computers, websites, applications, databases, software, servers, networks, data communications lines, and other information technology systems owned, licensed, leased or otherwise used by the Company and its subsidiaries (excluding any public networks) (collectively, the “IT Assets”) are adequate for, and operate and perform for, the operation of the business of the Company and its subsidiaries as currently conducted and as proposed to be conducted as described in the Registration Statement and the Prospectus. To the Knowledge of the Company, the IT Assets are free and clear of material viruses, vulnerabilities, disabling code or other harmful code that may reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have at all times implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of all IT Assets and data (including all Personal Data (defined below), sensitive, confidential, or regulated data (“Confidential Data”)) used in connection with their businesses. With respect to each third party performing services for the Company and its subsidiaries that is or has been permitted to access or process Confidential Data or IT Assets (including contract research organizations and contract manufacturing organizations), the Company has obtained a written agreement from such third party that binds such third party to (A) at least the same restrictions and conditions that apply to the Company with respect to such Confidential Data or IT Assets, (B) implement reasonable and appropriate measures for protecting such Confidential Data or IT Assets from unlawful or unauthorized use, destruction, loss, alteration, or access, and (C) comply with all Privacy Laws. To the Knowledge of the Company, there have been no actual or reasonably suspected breaches of, violations of, outages of, or unlawful or unauthorized uses of, destruction of, losses of, alterations of, or accesses to IT Assets and no unlawful or unauthorized uses of, destruction of, losses of, alterations of, or accesses to Confidential Data, nor any such actual or reasonably suspected incidents under internal review or investigation. The Company and its subsidiaries comply, and since January 1, 2020 have complied in all material respects, with (i) applicable laws, statutes, regulations, and directives concerning the protection, collection, use, disclosure, transfer, storage, disposal, privacy, confidentiality, integrity and security of Confidential Data (including, to the extent applicable, the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) as amended by the Health Information Technology for Economic and Clinical Health Act (the “HITECH Act”); the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679); and the California Consumer Privacy Act (“CCPA”) (collectively, the “Privacy Laws”)), and (ii) all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal and external policies and procedures, and contractual obligations relating to the privacy and security of IT Assets and Confidential Data and to the protection of such IT Assets and Confidential Data from unlawful or unauthorized use, destruction, loss, alteration, access, misappropriation or modification. Since January 1, 2020, the Company and its subsidiaries have, to the extent required under applicable Privacy Laws: (i) made all disclosures to and obtained all consents from individuals (including, without limitation, clinical trial participants, customers, users, and personnel) for the Company’s and its subsidiaries’ collection, use, and disclosure of Confidential Data, and (ii) complied with all such disclosures and consents, except where the failure to do so would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. None of such disclosures made or contained in any policies or notices have been inaccurate, misleading or incomplete. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, customer or account number, biometric identifier, medical, health or insurance information, gender, date of birth, educational or employment information, any religious or political view or affiliation, marital or other status, photograph, face geometry and any information that can identify, relate to, describe, be associated with, or be reasonably capable of being associated with an individual; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) Protected Health Information as defined by HIPAA; (iv) “personal data” as defined by GDPR; (v) “personal information” as defined by CCPA; and (vi) any other information that constitutes “personal data”, “personal information”, “personally identifiable information”, “nonpublic personal information”, “customer proprietary network information”, “individually identifiable health information”, “protected health information”, or similar information under any Privacy Law.

(xxiv) No Complaints. Since April 1, 2018, there has been no complaint or audit, proceeding, investigation (formal or informal) demand or claim made against the Company or any of its subsidiaries in the past six (6) years, and none are currently pending against, the Company or its subsidiaries, or to the knowledge of the Company, any of its customers (specific to the customer’s use of the products or services of the Company), by any person, government entity, regulator, group or other party in respect of the collection, use or disclosure of Confidential Data by the Company or its subsidiaries, including without limitation, by any state Attorney General or related office, the Federal Trade Commission, the U.S. Department of Health and Human Services and any office contained therein (“HHS”), or any similar authority in any jurisdiction other than the United States or any other governmental entity, and, to the Knowledge of the Company, no such complaint, audit, proceeding, investigation or claim is or has been threatened.

(xxv) FDA Compliance. Except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company: (A) is, and since April 1, 2018 has been, in compliance with all applicable statutes, rules or regulations of the U.S. Food and Drug Administration (“FDA”) and other comparable governmental entities applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product under development, manufactured or distributed by the Company (“Applicable Laws”); (B) has not received any FDA Form 483, written notice of adverse finding, warning letter, untitled letter or other written correspondence or written notice from the FDA or any governmental entity alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, exemptions, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (C) possesses all Authorizations and such Authorizations are valid and in full force and effect and the Company is not in violation of any term of any such Authorizations; (D) has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from the FDA or any governmental entity or third party alleging that any product operation or activity of the Company or its subsidiaries is in violation of any Applicable Laws or Authorizations and has no knowledge that the FDA or any governmental entity or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; and (E) has not received written notice that the FDA or any governmental entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any material Authorizations and has no knowledge that the FDA or any governmental entity is considering such action; and (F) has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were corrected or supplemented by a subsequent submission).

(xxvi) Tests and Clinical Trials. The tests, preclinical studies and clinical trials conducted by or, to the Company’s knowledge, on behalf of the Company were and, if still ongoing, are being conducted in all material respects in accordance with all Authorizations and Applicable Laws, including, as applicable and without limitation, the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.) (the “FD&C Act”) and the

rules and regulations promulgated thereunder; the descriptions of the results of such studies, tests and trials contained in the Registration Statement and the Prospectus are, to the Company’s knowledge, accurate and complete in all material respects and fairly present the data derived from such studies, tests and trials; the Company is not aware of any studies, tests or trials, the results of which the Company believes are inconsistent with or reasonably call into question the study, test, or trial results described or referred to in the Registration Statement and the Prospectus when viewed in the context in which such results are described and the clinical state of development; and the Company has not received any written notices or correspondence from the FDA or any governmental entity requiring the termination or suspension of any studies, tests or trials conducted by or on behalf of the Company, other than ordinary course communications with respect to modifications in connection with the design and implementation of such trials.

(xxvii) Compliance with Health Care Laws. The Company and its subsidiaries are, and since January 1, 2020 have been, in material compliance with all applicable Health Care Laws, except where failures to so comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, “Health Care Laws” means: (i) the FD&C Act and the regulations promulgated thereunder; (ii) all applicable federal, state, local and foreign health care fraud and abuse laws, including, without limitation, the U.S. Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the U.S. Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal False Statements Law (42 U.S.C. Section 1320a-7b(a)), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286, 287, 1035, 1347, and 1349 the health care fraud criminal provisions under HIPAA, the civil monetary penalties law (42 U.S.C. Section 1320a-7a), the exclusions law (42 U.S.C. Section 1320a-7), the Physician Payments Sunshine Act (42 U.S.C Section 1320-7h), and the laws governing U.S. government funded or sponsored healthcare programs; and (iii) the rules and regulations promulgated pursuant to such laws and any applicable state or non-U.S. counterpart thereof. Since January 1, 2020, the Company has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity of the Company or its subsidiaries is in material violation of any Health Care Laws nor, to the Company’s knowledge, has any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action been threatened in writing. Since January 1, 2020, the Company and its subsidiaries have filed, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission). Neither the Company nor any of its subsidiaries is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority or body. Additionally, since January 1, 2020, neither the Company, any of its subsidiaries nor any of their respective employees, officers, directors, or, to the Company’s knowledge, agents, has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion or, to the Company’s knowledge, engaged in any conduct that would reasonably be expected to result in such debarment, suspension, or exclusion.

(xxviii) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers, suppliers or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents.

(xxix) Investment Company Act. The Company is not and, immediately after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(xxx) Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof and there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

(xxxi) Licenses and Permits. Except as described in the Registration Statement and the Prospectus, the Company possess and is in compliance with the terms of all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course, except where such revocations, modifications or non-renewals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Company and its subsidiaries has fulfilled and performed all of its respective obligations with respect to any such license, sub-license, certificate, permit or authorization, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder, except where the failure to so perform, or where such revocations, terminations or impairments would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, no party granting any such licenses, certificates, permits and other authorizations has taken any action to limit, suspend or revoke the same, except where such action would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxxii) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.

(xxxiii) Certain Environmental Matters. (i) The Company and its subsidiaries (x) are in compliance with all, and have not violated any, applicable federal, state, local and foreign laws (including common law), rules, regulations, requirements, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution or the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all, and have not violated any, permits, licenses, certificates or other authorizations or approvals required of them under any Environmental Laws to conduct their respective businesses; and (z) have not received notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) (x) there is no proceeding that is pending, or that is known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a Material Adverse Effect, and (z) none of the Company or any of its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(xxxiv) Hazardous Materials. There has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by the Company or any of its subsidiaries (or, to the knowledge of the Company, any other entity (including any predecessor) for whose acts or omissions the Company or any its subsidiaries is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company or any of its subsidiaries, or to the knowledge of the Company, any of its subsidiaries, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.

(xxxv) Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b),(c),(m) or (o) of the Code) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA) (v) the fair market value of the assets of each Plan that is required to be funded exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and to the knowledge of the Company, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (viii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title

IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (ix) none of the following events has occurred or is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Controlled Group affiliates in the current fiscal year of the Company and its Controlled Group affiliates compared to the amount of such contributions made in the Company’s and its Controlled Group affiliates’ most recently completed fiscal year; or (B) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (i) through (ix) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.

(xxxvi) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the applicable requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. As of the end of the Company’s most recent fiscal quarter, the Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act and found them to be effective in all material respects to perform the functions for which they were established. Except as otherwise disclosed in the Registration Statement and the Prospectus, there has been no change in the Company’s internal control over financial reporting during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the effectiveness of the Company’s internal control over financial reporting.

(xxxvii) Accounting Controls. The Company and its subsidiaries maintain a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that have been designed to comply with the applicable requirements of the Exchange Act and have been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company maintains internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Registration Statement or the Prospectus, as of the date of the most recent balance sheet of the Company and, if applicable, its consolidated subsidiaries, there were no material weaknesses in the Company’s internal controls over financial reporting. The Company’s auditors and the Audit Committee of the board of directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees of the Company and its subsidiaries who have a significant role in the Company’s internal controls over financial reporting.

(xxxviii) Insurance. The Company and its subsidiaries have insurance covering its properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as the Company reasonably believes are adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(xxxix) No Unlawful Payments. None of the Company, any of its subsidiaries or any director or officer of the Company, or any of its subsidiaries or, to the knowledge of the Company, any employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(xl) Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency with respect to any jurisdiction where the Company or any of its subsidiaries conducts business (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xli) No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, directors, or officers, nor, to the knowledge of the Company, any employee, agent, affiliate or other person associated with or acting on behalf of the Company is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Crimea, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as agent/underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company has not knowingly engaged in and is not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(xlii) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(xliii) No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares.

(xliv) No Stabilization. Neither the Company nor any of its subsidiaries or affiliates have taken, directly or indirectly, without giving effect to the activities by the Agent, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(xlv) Margin Rules. Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in each of the Registration Statement and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(xlvi) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xlvii) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Registration Statement and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(xlviii) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xlix) No Ratings. There are no debt securities, convertible securities or preferred stock issued or guaranteed by the Company that are rated by a “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) under the Exchange Act.

(l) Accuracy of Certain Summaries and Statements. The statements set forth or incorporated by reference, as applicable, in each of the Registration Statement and the Prospectus under the captions “Description of Capital Stock,” “Legal Proceedings,” and “Certain Relationships and Related Party Transactions,” and “Corporate Governance— Director Independence,” insofar as they purport to summarize the provisions of the laws and documents referred to therein, are accurate summaries in all material respects.

(li) Offering Material. The Company has not distributed and prior to any Settlement Date, will not distribute any offering material in connection with any Placement (as defined in Section 2(a)(i) below), other than the Prospectus and any Permitted Free Writing Prospectus (as such term is defined herein) to which the Agent has consented in writing.

(lii) No Taxes or Fees Due Upon Issuance. No stamp, issue, registration, documentary, transfer or other similar taxes and duties, including interest and penalties, are payable on or in connection with the issuance and sale of the Shares by the Company or the execution and delivery of this Agreement.

(liii) No Legal, Accounting or Tax Advice. The Company has not relied upon the Agent or legal counsel for the Agent for any legal, tax or accounting advice in connection with the offering and sale of the Shares.

(liv) eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(lv) Other Underwriting Agreements. The Company is not a party to any agreement with an agent or underwriter for any other “at the market” or continuous equity transaction.

(lvi) Certificate as Representation and Warranty. Any certificate signed by any officer of the Company and delivered to the Agent or the Agent’s counsel in connection with the offering of the Shares shall be deemed a representation and warranty by the Company to the Agent as to the matters covered thereby.

2. Purchase, Sale and Delivery of Shares.

(a) At-the-Market Sales. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell through the Agent as sales agent, and the Agent agrees to use its commercially reasonable efforts to sell for and on behalf of the Company, the Shares on the following terms and conditions; provided, however, that any obligation of the Agent to use such commercially reasonable efforts shall be subject to the continuing accuracy of the representations and warranties of the Company herein, the performance by the Company of its covenants and obligations hereunder and the continuing satisfaction of the additional conditions specified in Section 4 of this Agreement. The Company acknowledges and agrees that (i) there can be no assurance that the Agent will be successful in selling Shares, and (ii) the Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Shares as required under this Section 2.

(i) Each time that the Company wishes to issue and sell the Shares hereunder (each, a “Placement”), it will notify the Agent by email notice (or other method mutually agreed to in writing by the parties) (a “Placement Notice”) containing the parameters in accordance with which it desires the Shares to be sold, which shall at a minimum include the number of shares of Shares to be issued, the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one Trading Day (as defined below) and any minimum price below which sales may not be made, a form of which containing such minimum sales parameters necessary is attached hereto as Schedule 1. The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 2 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Agent set forth on Schedule 2, as such Schedule 2 may be amended from time to time. The Placement Notice shall be effective upon receipt by the Agent unless and until (i) in accordance with the notice requirements set forth in Section 2(a)(iii) of this Agreement, the Agent declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Shares have been sold, (iii) the Company suspends or terminates the Placement Notice in accordance with the notice requirements set forth in Section 2(a)(iii) below, (iv) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, or (v) this Agreement has been terminated under the provisions of Section 7. The amount of any commission or other compensation to be paid by the Company to the Agent in connection with the sale of the Shares shall be calculated in accordance with the terms set forth in Section 2(a)(v) below. It is expressly acknowledged and agreed that neither the Company nor the Agent will have any obligation whatsoever with respect to a Placement or any Shares unless and until the Company delivers a Placement Notice to the Agent and the Agent does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of the Placement Notice, the terms of the Placement Notice will control. For the purposes hereof, “Trading Day” means any day on which the Company’s Common Stock is purchased and sold on the principal market on which the Common Stock is listed or quoted.

(ii) The Shares are to be sold by the Agent on a daily basis or otherwise as shall be agreed to by the Company and the Agent on any day that is a trading day for the Exchange (other than a day on which the Exchange is scheduled to close prior to its regular weekday closing time). The gross sales price of the Shares sold under this Section 2(a) shall be the market price for the Company’s Common Stock sold by the Agent under this Section 2(a) at the time of such sale.

(iii) Notwithstanding the foregoing, the Company may instruct the Agent by telephone (confirmed promptly by email) not to sell the Shares if such sales cannot be effected at or above the price designated by the Company in any such instruction. Furthermore, the Company shall not authorize the issuance and sale of, and the Agent shall not be obligated to use its commercially reasonable efforts to sell, any Share at a price lower than the minimum price therefor designated from time to time by the Company’s board of directors (or a duly constituted and authorized committee thereof) and notified to the Agent in writing. In addition, the Company or the Agent may, upon notice to the other party hereto by telephone (confirmed promptly by email), suspend the offering of the Shares, whereupon the Agent shall so suspend the offering of Shares until further notice is provided to the other party to the contrary; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice. Notwithstanding any other provision of this Agreement, during any period in which the Company is in possession of material non-public information, the Company and the Agent agree that (i) no sale of Shares will take place, (ii) the Company shall not request the sale of any Shares, and (iii) the Agent shall not be obligated to sell or offer to sell any Shares.

(iv) Subject to the terms of the Placement Notice, the Agent may sell the Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on or through an Exchange. Subject to the terms of any Placement Notice, the Agent may also sell Shares in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or any other method permitted by law, subject to the prior written consent of the Company.

(v) The compensation to the Agent for sales of the Shares, as an agent of the Company, shall be 3.0% of the gross sales price of the Shares sold pursuant to this Section 2(a), payable in cash (the “Sales Commission”). The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales, and reimbursement of expenses that the Agent may be entitled to pursuant to Section 3(g), shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”).

(vi) The Agent will provide written confirmation to the Company (including by email correspondence to each of the individuals of the Company set forth on Schedule 2), no later than the opening of the Trading Day immediately following the Trading Day on which it has made sales of Shares hereunder, setting forth the number of Shares sold on such day, the volume-weighted average price of the Shares sold, and the Net Proceeds payable to the Company.

(vii) All Shares sold pursuant to this Section 2(a) will be delivered by the Company to the Agent for the account of the Agent, against payment of the Net Proceeds therefor, by wire transfer of same-day funds payable to the order of the Company at the offices of Piper Sandler & Co., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota, or such other location as may be mutually acceptable, at 9:00 a.m. Central Time on the second full business day following the date on which such Shares are sold, or at such other time and date as the Agent and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, each such time and date of delivery being herein referred to as a “Settlement Date.” If the Agent so elects, delivery of the Shares may be made by credit through full fast transfer to an account or accounts at The Depository Trust Company designated by the Agent. On each Settlement Date, the Agent will deliver the Net Proceeds in same day funds to an account designated by the Company on, or prior to, such Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to timely deliver duly authorized Shares on a Settlement Date through no fault of the Agent, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 5 hereto, it will (i) hold the Agent harmless against any loss, claim, damage, or expense (including reasonable and documented legal fees and expenses), as incurred, arising out of or in connection with such default by the Company, (ii) reimburse the Agent for any losses incurred by the Agent attributable, directly or indirectly, to such default and (iii) pay to the Agent any commission or other compensation to which the Agent would otherwise have been entitled absent such default.

(b) Maximum Amount. Under no circumstances shall the aggregate number or aggregate value of the Shares sold pursuant to this Agreement exceed: (i) the aggregate number and aggregate dollar amount of shares of Common Stock available for issuance and sale under the currently effective Registration Statement (including any limit set forth in General Instruction I.B.6 thereof, if applicable), (ii) the aggregate number of authorized but unissued shares of Common Stock that are available for issuance under the Company’s certificate of incorporation or certificate of designation or (iii) the aggregate number or aggregate dollar amount of shares of Common Stock for which the Company has filed any Prospectus Supplement in connection with the Shares (the lesser of (i), (ii) and (iii), the “Maximum Amount”).

(c) No Association or Partnership. Nothing herein contained shall constitute the Agent as an unincorporated association or partner with the Company.

(d) Duration. Under no circumstances shall any Shares be sold pursuant to this Agreement after the date which is three years after the Registration Statement is first declared effective by the Commission.

(e) Market Transactions by Agent. The Company acknowledges and agrees that the Agent has informed the Company that the Agent may, to the extent permitted under the Securities Act, the Exchange Act and this Agreement, purchase and sell shares of Common Stock for its own account while this Agreement is in effect, provided, that (i) no sale for its own account shall take place while a Placement Notice is in effect (except to the extent the Agent may engage in sales of Shares purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity) and (ii) the Company shall not be deemed to have authorized or consented to any such purchases or sales by the Agent. The Company consents to the Agent trading in the Common Stock for the account of any of its clients at the same time as sales of the Shares occur pursuant to this Agreement.

3. Covenants of the Company. The Company covenants and agrees with the Agent as follows:

(a) Amendments to Registration Statement and Prospectus. After the date of this Agreement and during any period in which a Prospectus relating to any Shares is required to be delivered by the Agent under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or any similar rule), the Company agrees that it will: (i) notify the Agent promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference or amendments not related to the Shares, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus related to the Shares has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement (insofar as it relates to the transactions contemplated hereby) or Prospectus or for additional information; (ii) prepare and file with the Commission, promptly upon the Agent’s request, any amendments or supplements to the Registration Statement or Prospectus that, in the Agent’s reasonable opinion, may be necessary or advisable in connection with the sale of the Shares by the Agent (provided, however, that the failure of the Agent to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company in this Agreement); (iii) not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Shares or a security convertible into the Shares unless a copy thereof has been submitted to the Agent within a reasonable period of time before the filing and the Agent has not reasonably objected thereto (provided, however, that (A) the failure of the Agent to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company in this Agreement), (B) the Company has no obligation to provide the Agent any advance copy of such filing or to provide the Agent an opportunity to object to such filing if the filing does not name the Agent or does not relate to a Placement or other transaction contemplated hereunder, and (C) the only remedy that the Agent shall have with respect to the failure by the Company to provide the Agent with such copy or the filing of such amendment or supplement despite the Agent’s objection shall be to cease making sales under this Agreement); (iv) furnish to the Agent at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (v) cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act. Notwithstanding the foregoing, in the alternative the Company may suspend or terminate the pending Placement Notice, upon written notice to the Agent and delay the filing of any amendment or supplement, if in the judgment of the Company, it is in the best interest of the Company; provided that if such suspension or termination of the pending Placement Notice shall occur prior to the Settlement Date for any sale of Shares, such Shares shall settle in accordance with the provisions of this Agreement.

(b) Stop Order. The Company will advise the Agent, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose, and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

(c) Continuing Amendments. During any period in which a Prospectus relating to the Shares is required to be delivered by the Agent under the Securities Act with respect to any Placement or pending sale of the Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or any similar rule), the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports (taking into account any extensions available under the Exchange Act) and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify the Agent to suspend the offering of Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance (it being acknowledged that the Company may delay the filing of any amendment or supplement, if, in the judgment of the Company, it is in the best interest of the Company); provided that if such suspension shall occur prior to the Settlement Date for any sale of Shares, such Shares shall settle in accordance with the provisions of this Agreement.

(d) Qualification of the Shares. The Company shall take or cause to be taken all necessary action to qualify the Shares for sale under the securities laws of such jurisdictions in the United States as the Agent reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Shares, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state. The Company shall promptly advise the Agent of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(e) Copies of Registration Statement and Prospectus. The Company will furnish to the Agent and counsel for the Agent copies of the Registration Statement , the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Agent may from time to time reasonably request.

(f) Section 11(a). The Company will make generally available to its security holders as soon as practicable an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder; provided that the Company will be deemed to have furnished such statement to its security holders to the extent it is filed on EDGAR or any successor system.

(g) Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (i) all expenses (including stock or transfer taxes and stamp or similar duties allocated to the respective transferees) incurred in connection with the registration, issue, sale and delivery of the Shares, (ii) all expenses and fees (including, without limitation, fees and expenses of the Company’s accountants and counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Shares, the Prospectus and any amendment thereof or supplement thereto, and the producing, word-processing, printing, delivery, and shipping of this Agreement and other offering documents or closing documents, including Blue Sky Memoranda (covering the states and other applicable jurisdictions) and including the cost to furnish copies of each thereof to the Agent, (iii) all filing fees, (iv) the reasonable and documented fees and disbursements of the Agent’s counsel incurred in connection with the qualification of the Shares for offering and sale by the Agent or by dealers under the securities or blue sky laws of the states and other jurisdictions which the Agent shall designate, (v) the reasonable and documented fees and expenses of any transfer agent or registrar, (vi) the filing fees and fees and disbursements of the Agent’s counsel incident to any required review and approval by FINRA of the terms of the sale of the Shares, (vii) listing fees, if any, (viii) the cost and expenses of the Company relating to investor presentations or any “roadshow” undertaken in connection with marketing of the Shares, and (ix) all other reasonable costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. In addition to (iv) and (vi) above, the Company shall reimburse the Agent for its out-of-pocket expenses, including reasonable fees and disbursements of the Agent’s counsel in connection with this Agreement, the Registration Statement, the Prospectus and ongoing services in connection with the transactions contemplated hereunder, in an amount not to exceed (A) $75,000 in connection with the filing of the initial Prospectus Supplement pursuant to this Agreement and (B) $15,000 for each quarter subsequent to the quarter in which the initial Prospectus Supplement was filed.

(h) Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares in the manner disclosed in the Prospectus.

(i) Notice of Future Sales. During the term of this Agreement, unless a waiver applies under Section 3(o) hereof, the Company will not, offer for sale, sell, contract to sell, pledge, grant any option for the sale of, enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of Common Stock (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate, or otherwise issue or dispose of, directly or indirectly (or publicly disclose the intention to make any such offer, sale, pledge, grant, issuance or other disposition), any Common Stock or any securities convertible into or exchangeable for, or any options or rights to purchase or acquire, Common Stock, or permit the registration under the Securities Act of any Common Stock, such securities, options or rights, except for: (i) the registration of the Shares and the sales through the Agent pursuant to this Agreement, (ii) issuances or sales of shares through any dividend reinvestment or stock purchase plan of the Company, (iii) the reservation, issuance or sale of shares of restricted stock, restricted stock units, options and other equity awards granted pursuant to any employee or director stock option, incentive or benefit plan, long-term incentive plan, employee stock purchase plan, inducement award under Nasdaq rules or other compensation plan of the Company, whether now in effect or hereafter implemented, disclosed in filings by the Company available on EDGAR or any successor system (or, in the case of an inducement award under Nasdaq rules, disclosed by press release) and incorporated by reference in the Registration Statement and Prospectus, and the Common Stock issuable upon the exercise of such outstanding options or vesting and settlement of such restricted stock units or other equity awards, (iv) the sale or withholding of shares of Common Stock to cover tax obligations in connection with the exercise of outstanding options or the vesting and settlement of restricted stock units or other equity awards, (v) the issuance of shares pursuant to the exercise of warrants, (vi) the filing of registration statements on Form S-8 (or any successor form thereto), (vii) issuances or sales of shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock, not in excess of five percent of the Company’s outstanding shares of Common Stock (plus such number of shares of Common Stock convertible or exchangeable into Common Stock at the closing price of the Common Stock on the prior business day) as consideration for mergers, acquisitions, other business combinations, joint ventures or strategic alliances, marketing or distribution arrangements, collaboration agreements, co-promotion agreements or intellectual property license agreements occurring after the date of this Agreement which are not for the primary purpose of capital raising and (viii) modification of any outstanding options, warrants or any rights to purchase or acquire shares of Common Stock, without giving the Agent at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale, so as to permit the Agent to suspend activity under this Agreement for such period of time as requested by the Company.

(j) No Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to, or which might reasonably be expected to cause or result in, or which constitutes: (i) the stabilization or manipulation of the price of the Common Stock or any other security of the Company to facilitate the sale or resale of the Shares, (ii) a violation of Regulation M. The Company shall notify the Agent of any violation of Regulation M by the Company or any of its subsidiaries or any of their respective officers or directors promptly after the Company has received notice or obtained knowledge of any such violation. The Company shall not invest in futures contracts, options on futures contracts or options on commodities, unless the Company is exempt from the registration requirements of the Commodity Exchange Act, as amended (the “Commodity Act”), or otherwise complies with the Commodity Act. The Company will not engage in any activities bearing on the Commodity Act, unless such activities are exempt from the Commodity Act or otherwise comply with the Commodity Act.

(k) No Other Broker. The Company will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby.

(l) Timely Securities Act and Exchange Act Reports. During any prospectus delivery period, the Company will use its commercially reasonable efforts to file on a timely basis with the Commission such periodic and special reports as required by the Securities Act and the Exchange Act.

(m) Internal Controls. The Company and its subsidiaries will maintain such controls and other procedures, including without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to Company, including its subsidiaries, is made known to them by others within those entities.

(n) Permitted Free Writing Prospectus. The Company represents and agrees that, unless it obtains the prior written consent of the Agent, and the Agent severally represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Agent is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

(o) Representation Date and Opinions of Counsel. On or prior to the date of the first Placement Notice, and thereafter during the term of this Agreement, each time the Company (A) files an amendment to the Registration Statement or Prospectus (other than relating solely to the offering of securities other than the Shares), (B) files an annual report on Form 10-K under the Exchange Act or files its quarterly reports on Form 10-Q under the Exchange Act; and (C) files a report on Form 8-K containing amended financial statements (other than an earnings release or other information “furnished” pursuant to Item 2.02 or 7.01 of Form 8-K) under the Exchange Act, (each of the dates in (A), (B) and (C) are referred to herein as a “Representation Date”), the Company shall cause:

(i) Goodwin Procter LLP, counsel for the Company, to furnish to the Agent the opinion and negative assurance letter of such counsel, dated as of such date and addressed to the Agent, in form and substance reasonably satisfactory to the Agent; provided however, only a negative assurance letter of such counsel shall be required for each Representation Date subsequent to the first Settlement Date.

(ii) Squire Patton Boggs (US) LLP, intellectual property and patent counsel for the Company, to furnish to the Agent the opinion of such counsel, dated as of such date and addressed to the Agent, in form and substance reasonably satisfactory to the Agent; provided however, the opinion of counsel shall only be required for the first Settlement Date.

(iii) Goodwin Procter LLP, regulatory counsel for the Company, to furnish to the Agent the opinion of such counsel, dated as of such date and addressed to the Agent, in form and substance reasonably satisfactory to the Agent; provided however, the opinion of counsel shall only be required for the first Settlement Date.

Notwithstanding the foregoing, (i) the Company shall be required to furnish no more than one opinion pursuant to Section 3(o)(i) above per annual report on Form 10-K and quarterly report on Form 10-Q filed by the Company, and (ii) the requirement to provide counsel opinions under this Section 3(o) shall be automatically waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the date the Company delivers a Placement Notice to the Agent. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Representation Date when the Company relied on such waiver and did not provide the Agent with opinions under this Section 3(o), then before the Agent sells any Shares pursuant to Section 2(a), the Company shall cause the opinions (including the opinion pursuant to Section 3(o) if not delivered on the date of the prior Form 10-K), comfort letter, certificates and documents that would be delivered on a Representation Date to be delivered.

(p) Representation Date and Comfort Letter. On or prior to the date of the first Placement Notice and thereafter during the term of this Agreement, on each Representation Date to which a waiver does not apply, the Company shall cause the Accountants, to deliver to the Agent a letter, dated as of such date and addressed to the Agent, confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and stating the conclusions and findings of said firm with respect to the financial information and other matters covered by its letter in form and substance satisfactory to the Agent of the same tenor as the first such letter received hereunder; provided that the Company shall be required to furnish no more than one comfort letter hereunder per annual report on Form 10-K and quarterly report on Form 10-Q filed by the Company.

(q) Representation Date and Representation Certificate. Prior to the date of the First Placement Notice and thereafter during the term of this Agreement, on each Representation Date to which a waiver does not apply, the Company shall furnish to the Agent a certificate (the “Representation Certificate”), substantially in the form of Schedule 3 hereto and dated as of such date, addressed to the Agent and signed by the chief executive officer and by the chief financial officer of the Company.

(r) Disclosure of Shares Sold. The Company shall disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of the Shares sold through the Agent under this Agreement, the net proceeds to the Company with respect to sales of the Shares pursuant to this Agreement during the relevant quarter.

(s) Continued Listing of Shares. The Company shall use its commercially reasonable efforts to maintain the listing of the Common Stock on the Exchange.

(t) Notice of Changes. At any time prior to tendering a Placement Notice for a sale of Shares hereunder, the Company shall advise the Agent immediately after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter and other document provided to the Agent pursuant to this Section 3.

(u) Maximum Amount. The Company will not instruct the Agent to sell or otherwise attempt to sell Shares pursuant to this Agreement in excess of the Maximum Amount.

4. Conditions of Agent’s Obligations. The obligations of the Agent hereunder are subject to (i) the accuracy, as of the date of this Agreement, each Representation Date, each Notice Date, each Applicable Time, and each Settlement Date (in each case, as if made at such date) of and compliance with all representations, warranties and agreements of the Company contained herein, (ii) the performance by the Company of its obligations hereunder and (iii) the following additional conditions:

(a) Continuing Amendments; No Stop Order. If filing of the Prospectus, or any amendment or supplement thereto, or any Permitted Free Writing Prospectus, is required under the Securities Act, the Company shall have filed the Prospectus (or such amendment or supplement) or such Permitted Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or Rule 164(b) under the Securities Act); the Registration Statement shall be effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any registration statement filed pursuant to Rule 462(b) under the Securities Act, or any amendment thereof, nor suspending or preventing the use of the Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement, the Prospectus or otherwise) shall have been complied with to the Agent’s reasonable satisfaction.

(b) Absence of Certain Events. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading

(c) No Material Misstatement or Omission. The Agent shall not have advised the Company that the Registration Statement or the Prospectus contains an untrue statement of fact which, in the Agent’s opinion, is material, or omits to state a fact which, in the Agent’s opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(d) No Adverse Changes. Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus, neither the Company nor any of its subsidiaries shall have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there shall not have been any material change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares of Common Stock upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt of the Company, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or any of its subsidiaries, or any development involving a prospective Material Adverse Effect (whether or not arising in the ordinary course of business), or any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, incurred by the Company or any of its subsidiaries, the effect of which, in any such case described above, in the Agent’s judgment, makes it impractical or inadvisable to offer or deliver the Shares on the terms and in the manner contemplated in the Prospectus.

(e) No Rating Downgrade. On or after each Applicable Time (i) no downgrading shall have occurred in the rating accorded any of the Company’s securities by any “nationally recognized statistical organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s securities.

(f) Compliance with Certain Obligations. The Company shall have performed each of its obligations under Section 3(o) – 3(q).

(g) Opinion of Agent Counsel. On or prior to each Representation Date to which a waiver does not apply, there shall have been furnished to the Agent the opinion and negative assurance letter of Cooley LLP, counsel for the Agent, dated as of such Representation Date and addressed to the Agent, in a form reasonably satisfactory to the Agent, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters; provided however, the opinion of Cooley LLP shall only be required prior to the first Placement Notice, and thereafter, only a negative assurance letter of such counsel shall be required for each subsequent Representation Date.

(h) Representation Certificate. On or prior to the first Placement Notice, the Agent shall have received the Representation Certificate in form and substance satisfactory to the Agent and its counsel.

(i) No Objection by FINRA. FINRA shall have raised no objection to the fairness and reasonableness of the sales agent terms and arrangements.

(j) Timely Filing of Prospectus and Prospectus Supplement. All filings with the Commission required by Rule 424 under the Securities Act to have been filed by the Settlement Date, as the case may be, shall have been made within the applicable time period prescribed for such filing by Rule 424 under the Securities Act.

(k) Additional Documents and Certificates. The Company shall have furnished to the Agent and the Agent’s counsel such additional documents, certificates and evidence as they may have reasonably requested.

All opinions, certificates, letters and other documents described in this Section 4 will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Agent and the Agent’s counsel. The Company will furnish the Agent with such conformed copies of such opinions, certificates, letters and other documents as the Agent shall reasonably request.

5. Indemnification and Contribution.

(a) Company Indemnification. The Company agrees to indemnify and hold harmless the Agent, its affiliates, directors, officers and employees, and each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which the Agent may become subject, under the Securities Act or otherwise (including in settlement of any litigation), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon, in whole or in part:

(i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the Rule 430B Information (as defined below) and at any subsequent time pursuant to Rules 430B promulgated under the Securities Act, and any other information deemed to be part of the Registration Statement at the time of effectiveness, and at any subsequent time pursuant to the Securities Act or the Exchange Act and the Prospectus, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus), any Permitted Free Writing Prospectus, or any roadshow as defined in Rule 433(h) under the Securities Act (a “road show”), or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(ii) any inaccuracy in the representations and warranties of the Company contained herein;

(iii) any investigation or proceeding by any governmental authority, commenced or threatened (whether or not the Agent is a target of or party to such investigation or proceeding);

(iv) any failure of the Company to perform its respective obligations hereunder or under law;

and will reimburse the Agent for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case of (i) through (iv) to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by the Agent specifically for use in the preparation thereof. “Rule 430B Information,” as used herein, means information with respect to the Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430B.

In addition to its other obligations under this Section 5(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 5(a), it will reimburse the Agent on a monthly basis for all reasonable legal fees or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company’s obligation to reimburse the Agent for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. Any such interim reimbursement payments which are not made to the Agent within 30 days of a request for reimbursement shall bear interest at the WSJ Prime Rate (as published from time to time by the Wall Street Journal).

(b) Agent Indemnification. The Agent will indemnify and hold harmless the Company, each of its directors, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such party may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Agent), but only insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in conformity with written information furnished to the Company by the Agent specifically for use in the preparation thereof, it being understood and agreed that the only information furnished by the Agent for use in the Registration Statement or the Prospectus consists of the statements set forth in the seventh paragraph under the caption “Plan of Distribution” in the Prospectus, and will reimburse such party for any legal or other expenses reasonably incurred by such party in connection with investigating or defending against any such loss, claim, damage, liability or action.

(c) Notice and Procedures. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the sole judgment of the Agent, it is advisable for the Agent to be represented by separate counsel, the Agent shall have the right to employ a single counsel to represent the Agent, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the Agent as incurred (in accordance with the provisions of the second paragraph in subsection (a) above).

The indemnifying party under this Section 5 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 5, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Contribution; Limitations on Liability; Non-Exclusive Remedy. If the indemnification provided for in this Section 5 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Agent on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total commissions received by the Agent (before deducting expenses) from the sale of the Shares. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Agent agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Agent shall not be required to contribute any amount in excess of the commissions received by it under this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

6. Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, including but not limited to the agreements of the Agent and the Company contained in Section 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Agent or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Shares to and by the Agent hereunder.

7. Termination of this Agreement.

(a) The Company shall have the right, by giving ten (10) days’ written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) with respect to any pending sale, through the Agent for the Company, the obligations of the Company, including in respect of compensation of the Agent, shall remain in full force and effect notwithstanding the termination and (ii) the provisions of Section 3(g), Section 5 and Section 6 of this Agreement shall remain in full force and effect notwithstanding such termination. Other than as disclosed in the prior sentence, upon termination of this Agreement, the Company shall not have any liability to the Agent for any discount, commission or other compensation with respect to any Shares not sold by the Agent under this Agreement at the time of termination of such provisions.

(b) The Agent shall have the right, by giving ten (10) days’ written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Section 3(g), Section 5 and Section 6 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c) Unless earlier terminated pursuant to this Section 7, this Agreement shall automatically terminate upon the earlier to occur of the issuance and sale of all of the Shares through the Agent on the terms and subject to the conditions set forth herein, except that the provisions of Section 3(g), Section 5 and Section 6 of this Agreement shall remain in full force and effect notwithstanding such termination.

(d) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 7(a), (b) or (c) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Section 3(g), Section 5 and Section 6 shall remain in full force and effect.

(e) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 2(a)(vii) of this Agreement.

8. Default by the Company. If the Company shall fail at any Settlement Date to sell and deliver the number of Shares which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of the Agent or, except as provided in Section 3(g) hereof, any non-defaulting party. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default, and the Company shall (A) hold the Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay the Agent any commission to which it would otherwise be entitled absent such default.

9. Notices. Except as otherwise provided herein, all communications under this Agreement shall be in writing and, if to the Agent, shall be delivered via overnight delivery services to (i) Piper Sandler & Co., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota 55402, Attention: Equity Capital Markets, with copies to each of Piper Sandler General Counsel at 800 Nicollet Mall, Minneapolis, MN 55402 and LegalCapMarkets@pjc.com and Cooley LLP, 55 Hudson Yards, New York, New York 10001, Attention: Daniel I. Goldberg and Denny Won; and (ii) the Company at 900 Middlefield Road, 4th Floor Redwood City, California 94063, Attention: Chief Executive Officer with a copy to Goodwin Procter LLP, Three Embarcadero Center 28th Floor San Francisco, California 94111 Attention: Maggie Wong; or in each case to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

10. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 5. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Shares from the Agent.

11. Absence of Fiduciary Relationship. The Company, having been advised by counsel, acknowledges and agrees that: (a) the Agent has been retained solely to act as a sales agent in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company (including any of the Company’s affiliates (including directors), equity holders, creditors, employees or agents, hereafter, “Company Representatives”), on the one hand, and the Agent on the other, has been created or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Agent has advised or is advising the Company on other matters and irrespective of the use of the defined term “Agent;” (b) neither the Agent nor any of its affiliates (including directors), equity holders, creditors, employees or agents, hereafter, “Agent Representatives”) shall have any duty or obligation to the Company or any Company Representative except as set forth in this Agreement; (c) the price and other terms of any Placement executed pursuant to this Agreement, as well as the terms of this Agreement, are deemed acceptable to the Company and its counsel, following discussions and arms-length negotiations with the Agent; (d) the Company is capable of evaluating and understanding, and in fact has evaluated, understands and accepts the terms, risks and conditions of any Placement Notice to be executed pursuant to this Agreement, and any other transactions contemplated by this Agreement; (e) the Company has been advised that the Agent and the Agent Representatives are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Agent and the Agent Representatives have no obligation to disclose any such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship, or otherwise; (f) the Company has been advised that the Agent is acting, in respect of any Placement and the transactions contemplated by this Agreement, solely for the benefit of the Agent, and not on behalf of the Company; and (g) the Company and the Company Representatives waive, to the fullest extent permitted by law, any claims that they may have against the Agent or any of the Agent Representatives for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any Placement or any of the transactions contemplated by this Agreement and agree that the Agent and the Agent Representatives shall have no liability (whether direct or indirect, in contract, tort or otherwise) to the Company or any of the Company Representatives in respect of any person asserting any claim of breach of any fiduciary duty on behalf of or in right of the Company or any of the Company Representatives.

12. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

13. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that the Agent is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that the Agent is a Covered Entity or a BHC Act Affiliate of the Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k);

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

14. Governing Law and Waiver of Jury Trial. This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would results in the application of any other law than the laws of the State of New York. THE COMPANY (ON ITS OWN BEHALF AND ON BEHALF OF ITS STOCKHOLDERS AND AFFILIATES) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

15. Submission to Jurisdiction, Etc. Each party hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts sitting in the Borough of Manhattan, City of New York, in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in such courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

16. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile or by delivery of a portable document format (PDF) file (including, without limitation, “pdf,” “tif,” or “jpg”) and any electronic signature by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

17. Construction. The section and exhibit headings herein are for convenience only and shall not affect the construction hereof. References herein to any law, statute, ordinance, code, regulation, rule or other requirement of any governmental authority shall be deemed to refer to such law, statute, ordinance, code, regulation, rule or other requirement of any governmental authority as amended, reenacted, supplemented or superseded in whole or in part and in effect from time to time and also to all rules and regulations promulgated thereunder. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. Unless otherwise expressly set forth herein, this Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

[Signature Pages Follow]

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the Agent in accordance with its terms.

Very truly yours,

BIOMEA FUSION, INC.

By:	/s/ Thomas Butler
Name: Thomas Butler
Title: Chief Executive Officer

Confirmed as of the date first above mentioned.

PIPER SANDLER & CO.

By:	/s/ Connor Leahey
Name: Connor Leahey
Title: Director

SCHEDULE 1

FORM OF PLACEMENT NOTICE

No Facsimile and No Voicemail

From:	Biomea Fusion, Inc.

To:	Piper Sandler & Co. Attention: Neil A. Riley Connor Leahey Connor N. Anderson

Date: Subject:	[•], 20[•] Equity Distribution Agreement – Placement Notice

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement between Biomea Fusion, Inc. (“Company”), and Piper Sandler & Co. (“Agent”) dated November 25, 2022 (the “Agreement”), the Company hereby requests that Agent sell up to [•] shares of the Company’s common stock, par value $0.0001 per share, at a minimum market price of $[•] per share. Sales should begin on the date of this Placement Notice and shall continue until [•] /[all shares are sold].

SCHEDULE 2

NOTICE PARTIES

Biomea Fusion, Inc.

Thomas Butler

Franco Valle

Piper Sandler & Co.

Neil A. Riley

Connor Leahey

Connor N. Anderson

SCHEDULE 3

FORM OF REPRESENTATION CERTIFICATE

PURSUANT TO SECTION 3(Q) OF THE AGREEMENT

[Date]

Piper Sandler & Co.

800 Nicollet Mall

Minneapolis, MN 55402

Sir:

The undersigned, the duly qualified and elected [•], of Biomea Fusion, Inc., a Delaware corporation (the “Company”), does hereby certify in such capacity and on behalf of the Company, pursuant to Section 3(q) of the Equity Distribution Agreement, dated November 25, 2022 (the “Equity Distribution Agreement”), between the Company and Piper Sandler & Co., that to the best of the knowledge of the undersigned:

(i) The representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of the date of the certificate, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date of the certificate;

(ii) No stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Shares for Registration Statement, nor suspending or preventing the use of the base prospectus, the Prospectus or any Permitted Free Writing Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to the best of the Company’s knowledge, is contemplated by the Commission or any state or regulatory body;

(iii) The Shares have been duly and validly authorized by the Company and that all corporate action required to be taken for the authorization, issuance and sale of the Shares has been validly and sufficiently taken;

(iv) The signers of this certificate have carefully examined the Registration Statement, the base prospectus, the Prospectus and any Permitted Free Writing Prospectus, and any amendments thereof or supplements thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the base prospectus, the Prospectus and any Permitted Free Writing Prospectus),

(A) each part of the Registration Statement and the Prospectus, and any amendments thereof or supplements thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) contain, and contained when such part of the Registration Statement (or such amendment) became effective, all statements and information required to be included therein, each part of the Registration Statement, or any amendment thereof, does not contain, and did not contain, when such part of the Registration Statement (or such amendment) became effective, any untrue statement of a material fact or omit to state, and did not omit to state when such part of the Registration Statement (or such amendment) became effective, any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, does not include and did not include as of its date, or the time of first use within the meaning of the Securities Act, any untrue statement of a material fact or omit to state and did not omit to state as of its date, or the time of first use within the meaning of the Securities Act, a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading,

(B) at no time during the period that begins on the earlier of the date of such base prospectus, Prospectus, or Permitted Free Writing Prospectus and the date such base prospectus, Prospectus, or Permitted Free Writing Prospectus was filed with the Commission and ends on the date of this certificate did such base prospectus, Prospectus, or Permitted Free Writing Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading,

(C) since the date of the Equity Distribution Agreement, there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth, and there has been no document required to be filed under the Exchange Act that upon such filing would be deemed to be incorporated by reference into the base prospectus, the Prospectus or any Permitted Free Writing Prospectus that has not been so filed,

(D) except as stated in the Prospectus or any Permitted Free Writing Prospectus, the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock, and except as disclosed in the base prospectus, the Prospectus, and any Permitted Free Writing Prospectus, there has not been any change in the capital stock (other than a change in the number of outstanding Common Stock due to sales of Shares pursuant to the Equity Distribution Agreement and the issuance of shares of Common Stock upon the exercise of equity awards or warrants), or any material change in the short term or long term debt, or any Material Adverse Effect or any development involving a prospective Material Adverse Effect (whether or not arising in the ordinary course of business), or any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, incurred by the Company, and

(E) except as stated in the base prospectus, the Prospectus, and any Permitted Free Writing Prospectus, there is not pending, or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company is a party before or by any court or governmental agency, authority or body, or any arbitrator, which might result in a Material Adverse Effect.

Capitalized terms used herein without definition shall have the meanings given to such terms in the Equity Distribution Agreement.

Goodwin Procter LLP and Cooley LLP are each entitled to rely on this Certificate in connection with the opinions such firms are rendering pursuant to Sections 3(o)(i) and 4(g) of the Equity Distribution Agreement.

[Signature Page Follows]

BIOMEA FUSION, INC.

By:

Name:

Title: